EXHIBIT 23.3


                      CONSENT OF ERNST & YOUNG ACCOUNTANTS,
                              INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Uniphase Corporation for the registration of 35,776,000 shares of its common stock and to the incorporation by reference therein of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young Accountants

Eindhoven, the Netherlands
May 19, 1999